As filed with the Securities and Exchange Commission on
November 14, 1996.             Registration No. 333-




                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933


                    GREATER COMMUNITY BANCORP
 .................................................................
         (Exact name of issuer as specified in its charter)


          NEW JERSEY                22-2545165
 .................................................................
(State or other jurisdiction of    (IRS Employer
incorporation or organization)     Identification No.)

     55 UNION BOULEVARD, TOTOWA, NEW JERSEY  07512
 .................................................................
(Address of Principal Executive Offices)     (Zip Code)

        BERGEN COMMERCIAL BANK OFFICERS STOCK OPTION PLAN
 .................................................................
                  (Full title of the plan)

                         GEORGE E. IRWIN
           55 UNION BOULEVARD, TOTOWA, NEW JERSEY 07512
 .................................................................
             (Name and address of agent for service)

                           201-942-1111
 .................................................................
   Telephone number, including area code, of agent for service

                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of                   maximum      maximum
securities     Amount      offering     aggregate       Amount
to be          to be       price        offering          of
registered    registered   per share     price           fee

Common Stock   2,820 sh    $6.93         $19,543        $100

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents that have previously been filed with the Securities and Exchange Commission under Commission File No.
0-14294 are incorporated by reference into this Registration
Statement:

     1.   Annual Report on Form 10-KSB for the year ended
          December 31, 1995.

     2.   Quarterly Report on Form 10-QSB for the quarter ended
          March 31, 1996.

     3.   Quarterly Report on Form 10-QSB for the quarter ended
          June 30, 1996.

     4.   Current Report on Form 8-K dated December 31, 1995.

     5.   Current Report on Form 8-K/A dated December 31, 1995.

     6.   Current Report on Form 8-K dated June 28, 1996

     7.   Current Report on Form 8-K dated July 3, 1996.

     8.   Current Report on Form 8-K dated July 30, 1996.

     9.   Registration Statement under the Securities Exchange
          Act of 1934 on Form 8-A, effective March 20, 1986.

     All documents filed by the Registrant pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

     The securities being registered are shares of the Registrant's Common Stock, Par Value $1.00 Per Share. Such securities are described in the Registrant's Registration
Statement under the Securities Exchange Act of 1934 on Form 8-A, effective March 20, 1986, which Registration Statement is incorporated herein by reference as provided in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

     None.


Item 6.  Indemnification of Directors and Officers

     (1) Indemnification. Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determine he is entitled to indemnification.

     In accord with such statutory provision, Article VI of the Registrant's By-laws provides as follows:


           "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

          "(a) Proceedings by Others. Provided a specific determination has been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

          "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

          "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

     "The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable, (ii) of this paragraph (a). Such determination shall be made

          "(1) by the Board of Directors acting by a quorum of Directors who were not parties to the proceeding; or

          "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion;
     or

          "(3) by its Shareholders.

          "(b) Proceedings by Corporation. Provided a specific determination has been made, or court order entered, as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph (a) of this Article.

          "(c) Required Indemnification. Notwithstanding the requirements of paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

          "(d) Advance Payment of Expenses Permitted. Reasonable cost, disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

"(e) Proceeding Defined. As used in this Article VI, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          "(f) Provisions not Exclusive. The indemnification provided by this Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

     (2) Insurance Coverage. Effective January 1, 1996, the registrant purchased directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $3 million with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933, as amended.

         (3) Exculpation.  Paragraph  7  of  the  Certificate  of
Incorporation of Greater Community Bancorp, as amended, provides as follows:

          "A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."


Item 7.  Exemption form Registration Claimed.

         Not applicable.



Item 8.    Exhibits

         The following exhibits are being filed with this Registration Statement

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit
                    3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1 Stock Option Agreement covering stock options for a total of 20,000 shares of Common Stock of Bergen Commercial Bank granted to C. Mark Campbell on January 11, 1989, representing all outstanding options under the Bergen Commercial Bank Officers Stock Option Plan.
         99.2       Assumption of options by Greater Community Bancorp.


Item 9.  Undertakings

         The Undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of The Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on November 13, 1996.

                             GREATER COMMUNITY BANCORP


                             By:  /s/ George E. Irwin
                                 GEORGE E. IRWIN
                                President and Director


         We, the undersigned directors and officers of Greater Community Bancorp, do hereby jointly and severally appoint George E. Irwin our true and lawful attorney and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable Greater Community Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange
Commission, in connection with this Registrant on Statement on Form S-8, including specifically but without Limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendment (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 13, 1996

                               /s/ John Soldoveri
                             JOHN SOLDOVERI
                             Chairman of the Board,
                             Principal Executive Officer
                             and Director

Date: November 13, 1996
                                /s/ George E. Irwin
                             GEORGE E. IRWIN
                             President and Director

Date: November 13, 1996
                               /s/ Naqi A. Naqvi
                             NAQI A. NAQVI
                             Treasurer, Principal Financial
                             Officer and Principal Accounting
                             Officer

Date: November 13, 1996
                               /s/ Alfred R. Urbano
                             ALFRED R. URBANO
                             Director

Date: November 13, 1996
                               /s/ Robert Conklin
                             ROBERT CONKLIN
                             Director

Date: November  , 1996

                             JOSEPH A. LOBOSCO
                             Director

Date: November 13, 1996
                               /s/ M. A. Bramante
                             M. A. BRAMANTE
                             Director

Date: November  , 1996

                             CHARLES J. VOLPE
                             Director

Date: November 13, 1996
                               /s/ Anthony M. Bruno, Jr.
                             ANTHONY M. BRUNO, JR.
                             Vice Chairman of the Board
                             and Director

Date: November 13, 1996             /s/ C. Mark Campbell
                             C. MARK CAMPBELL
                             Executive Vice President
                             and Director

Date: November  , 1996

                             WILLIAM T. FERGUSON
                             Director

                                    Registration No.

=====================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549






                                EXHIBITS

                               FILED WITH

                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933




                        GREATER COMMUNITY BANCORP

         (Exact name of Registrant as specified in its charter)
======================================================================

                        EXHIBIT INDEX


         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-8.

Number                  Title

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit 3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1 Stock Option Agreement covering stock options for a total of 20,000 shares of Common Stock of Bergen Commercial Bank granted to C. Mark Campbell on January 11, 1989, representing all outstanding options under the Bergen Commercial Bank Officers Stock Option Plan.

         99.2       Assumption of options by Greater Community Bancorp.

                                                EXHIBIT 5.1

                                                            November 13, 1996

Greater Community Bancorp
55 Union Boulevard
Totowa, NJ 07512

Gentlemen:

         We have acted as counsel to Greater Community Bancorp, a New Jersey Corporation (the "Company"), in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of l933, covering the registration of 2,820 shares of the Company's Common Stock, par value $1.00 per share, which may be issued in connection with the Bergen Commercial Bank Officers Stock Option Plan (the "Plan").

         We have examined such documents and instruments and satisfied ourselves as to such other matters as we deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         The shares of Common Stock being registered, when issued and delivered against payment therefor pursuant to the terms of the Plan, on or after the effective date of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement.



                                  Very truly yours,

                                  WILLIAMS, CALIRI, MILLER & OTLEY
                                       A PROFESSIONAL CORPORATION


                                                          EXHIBIT 23.2



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Greater Community Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1996 included in Greater Community Bancorp's
(formerly Great Falls Bancorp) Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included or made a part of this Registration Statement on Form S-8.



                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 12, 1996

                                                    EXHIBIT 99.1

                        STOCK OPTION AGREEMENT
                    FOR STOCK OPTIONS PURSUANT TO THE
                  BERGEN COMMERCIAL BANK OFFICERS PLAN

         STOCK OPTION for a total of 20,000 shares of Common Stock of BERGEN COMMERCIAL BANK (the "Corporation"), is hereby granted to C.
MARK CAMPBELL (the "Optionee") at the price determined as provided in and in all respects subject to the terms, definitions and provisions of, the Officers Stock Option Plan (the "Plan") adopted by the
Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.
         1.   Option Price.  The option price is as set forth in Paragraph
2(i).
         2.   Exercise Price.     This Option shall be exercisable in
accordance with provisions of Section 7 of the Plan as follows:
         (i)     Schedule of rights to exercise.
                                 Initial     Maximum   Final
          Total                  Expiration  Retained  Expiration
Year      Shares      Price      Date                  Shares      Date

 1        4,000       $5.00     12/31/1989   1,333     12/31/1994
 2        4,000       $5.50     12/31/1989             1,333        12/31/1994
 3        4,000       $6.05     12/31/1990   1,333     12/31/1995
 4        4,000       $6.67     12/31/1991             1,333        12/31/1996
 5        4,000       $7.34     12/31/1992             1,333        12/31/1997

Optionee may exercise his option as to all or part of the total Shares in any year at the price on or before the Initial Expiration Date for such year. Should Optionee exercise his option for less than the Total Shares in any year, then Optionee may exercise his option as to all or part of the Maximum Retained Shares at the Price for such year on or before the Final Expiration Date for such year, provided, however, that the Maximum Retained Shares shall be reduced by the number of shares in excess of 2,667 shares exercised by Optionee on or before the Initial Expiration Date.
         Notwithstanding any provisions in this section, in no event shall this Option be exercisable prior to ratification of the Plan by the Corporation's stockholders as required by Section 13 of the Plan.
         (ii)   Method of Exercise.      This Option shall be exercisable
         by a written notice which shall:
          (a) State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security
Number (or if more than one, the names, addresses and Social Security Numbers of such persons);
          (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Corporation's counsel;
          (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right such person or persons to exercise the Option; and
          (d) be in writing and delivered in person or by certified mail to the Treasurer of the Corporation.
         Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.
         (iii) Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to his exercise of this option, the Corporation may require the person exercising this option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.
         3. Non-transferability of Option. This Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by him, except as expressly set forth in the Officer Stock Option Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
                             BERGEN COMMERCIAL BANK

                             By:/s/ Mark S. Cochran
                                Mark S. Cochran
                                Secretary and Treasurer

                             Attest:/s/ Cynthia A. Miller
                                    Cynthia A. Miller
                                    Assistant Secretary

Date of Grant:  January 11, 1989
(seal)

                                                    EXHIBIT 99.2

                          ASSUMPTION OF OPTIONS

         This Assumption of Options is effective as of 11:59 p.m., December 31, 1995 (the "Effective Time").

         Great Falls Bancorp ("GFB") hereby assumes the rights and obligations of Bergen Commercial Bank ("BCB") under those stock options granted by BCB prior to the date hereof with respect to Bergen Commercial Bank Common Stock ("BCB Stock") pursuant to the Bergen Commercial Bank Officers Stock Option Plan (the "BCB Stock Option Plan") which are outstanding at the Effective Time ("Assumed Options"), to the extent such options have not heretofore been exercised.
Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of Great Falls Bancorp Common Stock ("GFB Stock") determined by multiplying the number of shares covered by the Assumed Option by 1.7 (the "Exchange Rate"); the price per share of GFB Stock under each Assumed Option shall be determined by dividing the price per share of BCB Stock specified in the Assumed Option by the Exchange Rate, so that the aggregate price for all shares covered by the Assumed Option shall remain unchanged. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the BCB Stock Option Plan substituting GFB for BCB and GFB Stock for BCB Stock in accordance with the foregoing conversion formula, substituting the price per share determined in accordance with the foregoing formula, and substituting, for purposes of continuing eligibility under the BCB Stock Option Plan, a relationship with GFB or any of its subsidiaries for a relationship with BCB, effective as of the Effective Time. Except as provided herein, all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised.

                             GREAT FALLS BANCORP

                             BY  /s/ George E. Irwin
                               George E. Irwin,
                               Vice President


The undersigned, being the holder of all outstanding options issued under the BCB Stock Option Plan, hereby consents to the assumption of said options by Great Falls Bancorp in accordance with the foregoing Assumption of Options.

                               /s/ C. Mark Campbell
                             C. Mark Campbell